EXHIBIT 99.2
                                                                    ------------



Advance/Newhouse Partnership:
6005 Fair Lakes Road
East Syracuse, New York
13057

                                                June 24, 2002

Ladies and Gentlemen:

                  Reference is hereby made to the term sheet and related letter attached hereto as EXHIBIT 1 (together with the attachments thereto, the "Term Sheet") regarding certain agreements among Time Warner Entertainment Company, L.P., a Delaware limited partnership ("TWE"), and Advance/Newhouse Partnership, a New York general partnership ("Advance/Newhouse", and together with TWE and Paragon Communications, a Colorado general partnership ("Paragon"), the "Parties").

                  Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Term Sheet.

                  1.       BINDING NATURE; DEFINITIVE AGREEMENTS.

                           (a)      The Term Sheet sets forth the terms of the
transactions contemplated hereby and thereby. The Parties intend that the Term Sheet will be superseded by definitive agreements which will contain provisions incorporating the terms set forth in the Term Sheet, together with provisions customary in the case of transactions of the type described herein and therein, and such other provisions as are reasonable and appropriate in the context of the transactions contemplated hereby and thereby to give effect thereto. Notwithstanding the foregoing, the Parties expressly acknowledge and agree that this Letter Agreement (including the Term Sheet) constitutes a binding agreement among them, subject to the terms and conditions set forth in this Letter Agreement (including the Term Sheet), until definitive documentation is executed and delivered by such Parties.

                           (b)      The Parties intend to execute such
definitive documentation by the Effective Date, such definitive documentation to supersede any and all other prior agreements and undertakings (including this Letter Agreement and the Term Sheet), both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof. If such definitive documentation is not executed and delivered with respect to any matter contained in the Term Sheet by the Closing Date, then this Letter Agreement and the Term Sheet shall be

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deemed to be such definitive documentation with respect to such matter, commencing on the date hereof.

                  2.       EFFORTS.

                           Each Party hereto agrees to act in good faith and to
use all commercially reasonable efforts to complete in a timely manner the related definitive agreements, instruments and filings in a manner that appropriately gives effect to the terms set forth in the Term Sheet.

                  3.       MISCELLANEOUS.

                           (a)      REPRESENTATIONS AND WARRANTIES. Each Party
severally represents to each of the other Parties that (i) this Letter Agreement (including the Term Sheet) has been duly authorized, executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights of creditors generally and by general principles of equity and (ii) such Party has the power and authority to enter into this Letter Agreement (including the Term Sheet) and to carry out its obligations hereunder and thereunder.

                           (b)      EXPENSES. Except as otherwise provided
herein or in the Term Sheet, all costs and expenses incurred in connection with this Letter Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

                           (c)      ENTIRE AGREEMENT; NO THIRD-PARTY
BENEFICIARIES. This Letter Agreement (including the Term Sheet), constitutes the entire agreement and, except as expressly set forth herein, supersedes any and all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Letter Agreement (including the Term Sheet) shall be only for the benefit of the Parties and is not intended for the benefit of any other party.

                           (d)      ASSIGNMENT; SUCCESSORS. Neither this Letter
Agreement (including the Term Sheet) nor any of the rights, interests or obligations hereunder or thereunder shall be assigned by any of the Parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of each of the other Parties.

                           (e)      AMENDMENT; WAIVER. This Letter Agreement
and/or the Term Sheet may be amended at any time pursuant to a writing executed by each Party hereto. Any Party hereto may (i) extend the time for the performance of any of the obligations or other acts of the others or (ii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party.

                           (f)      GOVERNING LAW. This Agreement shall be
governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to

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contracts executed in and to be performed entirely within that State, without giving effect to the conflicts of laws principles thereof.

                           (g)      COUNTERPARTS. This Letter Agreement may be
executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

                           (h)      EFFECTIVENESS. This Letter Agreement
(including the Term Sheet) shall not be effective as to or binding upon any Party until executed and delivered by all of the Parties.

                           (i)      NOTICES. Except as otherwise provided in
this Letter Agreement or the Term Sheet, all notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, when delivered personally or by courier, when received by facsimile transmission if promptly confirmed by telephone, or three days after being deposited in the U.S. mail (registered or certified mail, postage prepaid, return receipt requested), as follows:

                  If to TWE or Paragon:
                  75 Rockefeller Plaza,
                  New York, NY
                  10019
                  Attention:  General Counsel

                  with a copy to:
                  290 Harbor Drive
                  Stamford, CT
                  06902
                  Attention:  General Counsel

                  and:
                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, NY, 10019
                  Facsimile: (212) 757-3990
                  Attention: Robert B. Schumer

                  If to Advance/Newhouse:
                  6005 Fair Lakes Road
                  East Syracuse, New York
                  13057
                  Attention: Robert J. Miron

                  with a copy to
                  Sabin, Bermant & Gould LLP
                  Four Times Square

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                  New York, NY, 10036
                  Facsimile: (212) 381-7218
                  Attention: Arthur J. Steinhauer

                  and
                  Dow, Lohnes & Albertson
                  1200 New Hampshire Avenue NW, Suite 800
                  Washington, DC, 20036
                  Facsimile: (202) 776-2222
                  Attention: John Byrnes


                  or to such other address, facsimile number or telephone number as either party may, from time to time, designate in a written notice given in a like manner.

                  [Remainder of Page Intentionally Left Blank]



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                  If the foregoing is in accordance with your understanding
please indicate your agreement by signing below.

                                   Very truly yours,

                                   Time Warner Entertainment Company, L.P.


                                   By:  /s/ Robert D. Marcus
                                        ---------------------------------------
                                        Name:   Robert D. Marcus
                                        Title:  Senior Vice President



                                   Paragon Communications

                                   By:  KBL Communications, Inc., its Managing
                                        General Partner

                                   By:  /s/ Robert D. Marcus
                                        ---------------------------------------
                                        Name:   Robert D. Marcus
                                        Title:  Senior Vice President


Accepted and agreed as of the date first above written:

Advance/Newhouse Partnership


By:  /s/ William A. Futera
     -----------------------------
     Name:  William A. Futera
     Title: Senior Vice President

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                                                                       EXHIBIT 1



                               TWE-A/N TERM SHEET
                               ------------------

SELECTION DATE:                     On the date hereof A/N selects the Florida
                                    Pool, which consists of the assets and
                                    liabilities set forth on EXHIBIT A hereto
                                    (the date hereof is sometimes referred to herein as the "SELECTION DATE" and the Florida Pool is referred to herein as the "SELECTED BUSINESS").(1) The purpose of this Term Sheet is to set forth certain agreements reached by the parties with respect to their ongoing relationship in light of A/N's selection of the Florida
                                    Pool. The parties agree that this Term Sheet and the TWE-A/N Partnership Agreement (as modified hereby), and not the Asset Pool
                                    Notice (including the Employee Matters
                                    Notice and the Intellectual Property Notice) delivered by TWE on June 14, 2002, shall govern the composition of the assets and liabilities of the Florida Pool and the ongoing rights and obligations of the parties.

                                    The parties will file with the appropriate regulatory authorities or otherwise seek to obtain (a) an HSR notification and request for early termination of the HSR waiting period, within ten days following the Selection Date (the first day of the month

------------------------
1 (A) Except as otherwise expressly provided in connection with this transaction, neither TWE-A/N, TWE, Advance/Newhouse nor any other person makes any representation or warranty of any kind whatsoever, express or implied, with respect to the business, assets, condition or prospects (financial or otherwise) of, or any other matter involving, the assets, businesses or liabilities of the Florida Pool and (B) all of the assets to be transferred or licensed or the liabilities to be assumed or transferred in connection with any distribution shall be assumed, licensed or transferred on an "as is, where is basis," and all implied warranties of merchantability, fitness for a specific purpose, non-infringement or otherwise are hereby expressly disclaimed.

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                                                                               2

                                    immediately following the date on which the HSR waiting period expires or is terminated is referred to herein as the "EFFECTIVE DATE" and 12:01am on the Effective Date is referred to herein as the "EFFECTIVE TIME") and (b) applications for all required franchise and FCC approvals and other material third-party approvals, as soon as reasonably practicable following the Selection Date, but in any event no later than 30 days following the Selection Date.

EFFECTIVE DATE:                     On or before the Effective Date, the parties
                                    will use commercially reasonable efforts to enter into an agreement (the "TRANSACTION
                                    AGREEMENT," together with Amendment #1 and Amendment #2 (each as defined below) and all documents to be executed pursuant thereto, the "TRANSACTION DOCUMENTS") which will provide for, among other things, the transfer of the Selected Business to the Subsidiary (as defined below) on the terms and subject to the conditions described below. The Transaction Agreement shall provide for (or in any event the parties shall execute) appropriate instruments of assignment and assumption and indemnities
                                    (in the forms contemplated by Section 8 of the existing TWE-A/N Partnership Agreement), all on the terms and subject to the conditions described below.

                                    On the Effective Date, concurrently with execution of the Transaction Agreement, the TWE-A/N Partnership Agreement will be amended ("AMENDMENT #1") to provide, in addition to the other relevant provisions of this Term Sheet, as

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                                                                               3

                                    follows:

                                    1. As of the Effective Time, A/N's interest in TWE-A/N will be converted to a partnership interest tracking the performance of the Selected Business. The Selected Business will not include any interest in the Residual Business (as defined below). (However, the Selected Business will have contractual rights to amounts owing (pursuant to the Partnership Agreement, as modified hereby, or the Transaction Documents, or, if no such Transaction Documents are entered into, this Term Sheet) from TWE, TWE-A/N, or any of their respective affiliates (collectively, the "TWE GROUP") to the Subsidiary, A/N or any of their respective affiliates (collectively, the "A/N GROUP").)

                                    2. As of the Effective Time, the interests of TWE and Paragon in TWE-A/N will be converted to partnership interests tracking the performance of the TWE-A/N businesses, excluding the Selected Business (such TWE-A/N businesses, collectively, the "RESIDUAL BUSINESS"). The Residual Business will not include any interest in the Selected Business. (However, the Residual Business will have contractual rights to amounts owing (pursuant to the Partnership Agreement, as modified hereby, or the Transaction Documents, or, if no such Transaction Documents are entered into, this Term Sheet) from the A/N Group to the TWE Group.)

                                    3. TWE-A/N will establish a separate account
                                    (the "I/C Account") to manage cash between the Selected Business and TWE-A/N from the Effective Time until the Debt Closing Time (as defined below).

                                    4. From the Effective Time through the Debt
                                    Closing Time the I/C Account will be
                                    credited(2) with the cash receipts of the Selected Business and any contributions to TWE-A/N by A/N, and debited with the cash disbursements of the Selected Business (including payments of Pre-Closing Operating Costs

------------------------
2 For purposes hereof, "crediting" any amount to the account means reducing the amount payable to TWE-A/N by the Selected Business and, to the extent such amount exceeds the payable balance, increasing the amount receivable from TWE-A/N by the Selected Business. "Debit" has the opposite meaning (I.E., increasing payable/reducing receivable balance).

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                                                                               4

                                    (defined below)) and any distributions from TWE-A/N to A/N.

                                    5. The I/C Account (both positive and
                                    negative balances) will accrue interest at TWE-A/N's senior bank rate (based on average monthly balance).(3)

                                    6. The provisions of Sections 8.1, 8.2 and
                                    8.3 shall be deleted from the TWE-A/N
                                    Partnership Agreement, and new restructuring provisions will be added (see "EXIT" below).

                                    7. As of the Effective Time, the Selected
                                    Business and A/N will provide an indemnity
                                    (which shall be without recourse to the
                                    partners of A/N) to the TWE Group (i) for all liabilities of the Selected Business (including, for the avoidance of doubt, any liabilities that arise during the period between the Effective Time and the Closing
                                    Date), (ii) for all liabilities under the Transaction Documents (including obligations to pay Pre-Closing Operating Costs and Post-Closing Operating Costs) and (iii) for any 8.2(c)(iii) Actions (defined below). The persons in the A/N Group who are party to the Parents Agreement (the "A/N Persons") will provide a guaranty to the TWE Group for
                                    (i) the Assumed Debt, which guaranty will terminate upon repayment by A/N of the Assumed Debt at the Debt Closing Date; and
                                    (ii) all Pre-Closing Liabilities, which
                                    guaranty will terminate when all of such Pre-Closing Liabilities have been fully discharged. "Pre-Closing Liabilities" means those liabilities of the Selected Business (other than the Assumed Debt) that are (x) reflected on TWE-A/N's balance sheet as of the Effective Date or (y) accrue during the period beginning on the Effective Date and ending on the Closing Date. At A/N's option, such guaranty (other than the guarantee described in clause (i) above) may be provided by any wholly owned subsidiary of either of the A/N Persons; PROVIDED, THAT, such subsidiary holds substantial assets as of the Effective Time and will continue to hold substantial assets throughout the term of the indemnity. A/N will also provide reasonable assurances that any successors to

------------------------
3 If TWE-A/N has no senior bank debt, then the rate used will be the senior bank rate in the TWE Group.

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                                                                               5

                                    A/N or any of the guarantors referred to above (or any entity receiving the proceeds of a disposition of all or substantially all of their respective assets) will assume such indemnity.

                                    8. As of the Effective Time, the Residual
                                    Business and TWE will provide an indemnity to the A/N Group (i) for all liabilities of the Residual Business (including, for the avoidance of doubt, any liabilities that arise during the period between the Effective Time and the Closing Date) and
                                    (ii) for all liabilities under the
                                    Transaction Documents. TWE will also provide reasonable assurances that any successors to such parties (or any entity receiving the proceeds of a disposition of all or substantially all of their respective assets) will assume such indemnity.

                                    9. For tax purposes, on the Effective Date the Selected Business will be deemed to have been distributed to A/N and A/N will be deemed to have assumed the liabilities allocated thereto, including the Assumed Debt (as defined below).

DEBT CLOSING:                       The "DEBT CLOSING TIME" shall be 12:01 am on
                                    the earliest practical date that is (i) the first day of a month selected by A/N, (ii) not prior to the Effective Date and (iii) in any event not later than January 1, 2003;
                                    and the "DEBT CLOSING Date" shall be the day immediately preceding the day in which the Debt Closing Time occurs. On the Debt
                                    Closing Date, one or more members of the A/N
                                    Group will enter into its own stand-alone financing arrangements on terms negotiated by A/N. TWE-A/N will provide information with respect to the Selected Business
                                    (including such information, with respect thereto as A/N may reasonably request in connection with its preparation of audited financial statements for the Selected
                                    Business) and otherwise use good faith
                                    efforts to assist A/N in making such credit arrangements, including amending the TWE-A/N

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                                                                               6

                                    Partnership Agreement as reasonably
                                    requested by the lender, so long as such amendments would not adversely affect any of the TWE Group (in TWE's sole judgment). The TWE Group shall in no event be obligated for any costs, expenses or fees in connection with such financing arrangements. A/N shall represent and covenant to the TWE Group that as of the Debt Closing Date and at all future times, the financing arrangements entered into by A/N or any of its controlled affiliates (including the Subsidiary) or by the Selected Business are and will be subject to the limitations contained in
                                    Section 3.2(e) of the existing TWE-A/N
                                    Partnership Agreement (substituting
                                    references therein to the Partnership with references to the Selected Business and the Subsidiary), and that all financing arrangements entered into by the A/N Group
                                    (i) permit and will permit the payments
                                    required by the Transaction Documents; and
                                    (ii) are and will be nonrecourse to the TWE
                                    Group. TWE shall represent and covenant to the A/N Group that as of the Debt Closing Date and at all future times, all financing arrangements of TWE-A/N (excluding the Subsidiary and the Selected Business) are and will be subject to the limitations contained in Section 3.2(e) of the existing TWE-A/N Partnership Agreement and that all financing arrangements entered into by the TWE Group (i) permit and will permit the payments required by the Transaction Documents; and (ii) are and will be nonrecourse to the A/N Group. No portion of the costs, expenses or fees incurred by or

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                                                                               7

                                    on behalf of TWE-A/N in connection with any financing arrangements obtained by it after date hereof will be allocated to A/N, except that A/N will bear one-third of such costs, expenses and fees for financings obtained prior to the Debt Closing Date; provided that A/N shall not bear more than an aggregate amount of $1.5 Million (which, for the avoidance of doubt, shall be borne without duplication by reason of the reduced deductions to Net Debt for cash and cash equivalents (as described in footnote 4 below) with respect to costs, expenses and fees paid prior to the Effective Date, and otherwise through cash payments from the Selected Business or the A/N Group to the TWE Group for costs, expenses and fees paid after the Effective Date). The A/N Group shall provide TWE with at least 5 business days' notice of the Debt Closing Date.

                                    On the Debt Closing Date:

                                    1. A/N will pay cash to TWE-A/N (for the benefit of the Residual Business) in an amount equal to all unpaid Contribution Amounts and unpaid interest thereon through the Debt Closing Date (as defined in clauses
                                    (iii), (iv) and (v) of Section 4.1(b) of the existing TWE-A/N Partnership Agreement) in full satisfaction and discharge of such obligations, and the A/N Notes held by TWE-A/N to secure such obligations shall be canceled.

                                    2. TWE will pay cash to TWE-A/N (for the benefit of the Residual Business) in an amount equal to the accrued principal and interest through the Debt Closing Date on the TWE Note held by TWE-A/N in full satisfaction and discharge of such obligation and such TWE Note shall be canceled.

                                    3. One or more members of the A/N Group will

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                                                                               8

                                    assume (and then immediately satisfy and discharge by paying cash to TWE-A/N's senior lenders) a portion of TWE-A/N's debt to be identified by TWE (the "ASSUMED DEBT") in an amount equal to the sum of (a) one-third of TWE-A/N's Net Debt(4) PLUS (b) $190 million(5) PLUS (c) the Restructuring Indebtedness Amount (as defined in the existing TWEAN Partnership Agreement, but excluding for this purpose clause (iii) of such definition), calculated as of the Effective Date; PLUS (d) interest on the sum of the amounts in clauses (a) through (c) accruing from the Effective Date to and including the Debt Closing Date, at the TWE-A/N's senior bank rate(6) MINUS (e) $51.5M in full satisfaction of the TWE Group's indemnity obligations under Sections 8 and 9 of the 9/6/00 Road Runner letter MINUS (f) interest on the amount in clause
                                    (e) accruing from the date of TWEAN funding of such indemnified liabilities in full satisfaction of the TWE Group's obligations

------------------------
4 For these purposes, and as illustrated in the attached ILLUSTRATION A (it being understood that the numbers indicated thereon are hypothetical), "Net Debt" means the amount of TWE-A/N debt as of the Effective Date (including all accrued and unpaid interest and principal under the TWE-A/N Note issued to TWI in the Palm Desert transaction) MINUS (x) the accrued and unpaid return and principal on the RR notes and RR preferred interests that are assets of TWE-A/N as of the Effective Date and that were issued in satisfaction of the funding liabilities described in Section 8 of the 9/6/00 RR letter MINUS (y) all cash and cash equivalents of TWE-A/N as of the Effective Date (after giving effect to the cash to be received in steps 1 and 2 above), but excluding any cash receipts of the types described in clauses (viii), (ix) or (xi) of Section 3.1 (a) of Exhibit A that are used in, or are principally related to, any systems owned by TWEAN on the date hereof (whether in the Florida Pool or the Residual Business) MINUS (z) the amount (if any) by which the total fees, costs and expenses paid in cash by TWE-A/N prior to the Effective Date in connection with any debt financing arrangements incurred by it between the date hereof and the Debt Closing Date exceeds $4.5Million. All RR and TCP notes and equity that are assets of TWE-A/N and any cash and cash equivalents of TWE-A/N will be retained by TWE-A/N for the benefit of the Residual Business.

5 This amount is in full settlement of all claims in respect of Restructuring Indebtedness (other than preferred redemption prices and return), Excess Tax Amount Indebtedness, "true-up" obligations being eliminated (as described below in "A/N True-Up Rights"), all employee stock option reimbursement amounts and TCP "cash" disputes. For the avoidance of doubt, and notwithstanding anything in this Term Sheet to the contrary, A/N shall have no liability for TWE-A/N's reimbursement obligations to TWE pursuant to Section 3.1(h)(i)(A)(3) or Section 3.1(h)(iii) of the Partnership Agreement after the Effective Date.

6 If TWE-A/N has no senior bank debt, then the rate used will be the senior bank rate in the TWE Group.

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                                                                               9

                                    under Section 4 of the 5/1/01 Road Runner letter at the TWE-A/N's senior bank rate.(7)

                                    4. Following the occurrence of steps 1, 2 and 3 above, A/N, TWE and Paragon shall have the rights described in clause (1)(C) and
                                    (2)(C) of Section 8.2(c)(iii) of the
                                    existing TWE-A/N Partnership Agreement which rights shall commence to the extent permitted by law (any actions taken by the A/N Group on or before Closing as a result of or in reliance upon such clauses being referred to as the "8.2(C)(III) ACTIONS").

                                    5. All direct and indirect rights of the A/N
                                    Group in connection with the Road Runner venture shall be terminated, except as described below under "Road Runner Arrangements".

                                    6. The payments to be made by A/N as
                                    described above will be made on the basis of TWE estimates, with a prompt post-closing review and adjustment procedures conducted in accordance with past practice, provided that no such post-closing review and adjustment procedure may be conducted with respect to the amounts set forth in clauses
                                    (b) or (e) of section 3 above.

                                    7. For purposes of Section 8.4(b) of the existing TWE-A/N Partnership Agreement, the Indebtedness assumed by A/N shall be deemed to equal the amount of Assumed Debt plus 1/3 of the cash and cash equivalents taken into account in calculating "Net Debt."

                                    8. TWE-A/N will pay cash to A/N (for the benefit of the Selected Business) in an amount equal to any positive balance in the I/C Account, or A/N will pay cash to TWE-A/N (for the benefit of the Residual Business) in an amount equal to any negative balance in the I/C Account. For this purpose, the I/C Account will reflect any debits for Pre-Closing Operating Costs due as of the Debt Closing Time; provided that such debits will be based on TWE estimates, with prompt post-closing review and adjustment procedures conducted in accordance with past

------------------------
7 If TWE-A/N has no senior bank debt, then the rate used will be the senior bank rate in the TWE Group.

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                                                                              10

                                    practice. Upon payment of the positive
                                    balance by TWE-A/N or payment of the
                                    negative balance by A/N, as the case may be, the I/C Account will immediately terminate and thereafter (i) TWE-A/N shall pay to A/N any cash receipts of the Selected Business received by TWE-A/N that should have been paid to the Selected Business, (ii) A/N shall be solely responsible for providing cash and any other working capital needed by the Selected Business including, without limitation, for any amounts due and owing to TWE or any of its affiliates as contemplated by this Term Sheet and (iii) TWE-A/N shall authorize the distribution of any cash balance of the Selected Business that is retained in a separate bank account of the Selected Business (at a commercial bank selected by A/N and reasonably acceptable to
                                    TWC) to A/N within three days following
                                    A/N's request therefor (which distribution will be debited to such account of the Selected Business).

CLOSING: Under the Transaction Agreement, the conditions to closing ("CLOSING") of the transactions contemplated by Amendment #2 to the TWE-A/N Partnership Agreement described below ("AMENDMENT #2") shall include, among other things: (i) receipt of required local franchise approvals for at least 70% of the total subscribers in the Selected Business as of the Effective Time; (ii) receipt of all other required consents including any required FCC approvals PROVIDED, THAT, the Closing shall not occur prior to the Debt Closing Date and all conditions other than
                                    (x) those contained in the preceding clause
                                    (i) and (y) any required FCC approvals (as described in the preceding clause (ii)) shall (if not previously satisfied) be deemed waived on December 31, 2002. The Transaction Agreement will provide that if consent or approval for the transfer of any asset in the

                                    Selected Business to the Subsidiary has not been received by the Closing, then following Closing (pending such consent) title to such asset shall continue to be held by TWE-A/N for the use and benefit of the Subsidiary as a Beneficial Asset (it being understood that TWE-A/N shall not have operational or management duties with respect to such asset, except to the extent required by law, in which case all costs associated therewith shall be paid by A/N). The Closing shall take place on the last day of the month in which the last of the Closing conditions is satisfied (other than conditions to be satisfied at the Closing). The parties will cooperate and use reasonable efforts to cause the Closing to occur as promptly as practicable.

                                    At Closing the TWE-A/N Partnership Agreement will be amended to provide that A/N's partnership interest tracking the performance of the Selected Business will be converted into a partnership interest (the "SUBSIDIARY TRACKING INTEREST") tracking the performance of the Subsidiary (as defined below) and any assets held as Beneficial Assets for the Subsidiary, and TWE's interests in TWE-A/N will similarly be converted into an interest tracking the performance of the TWE-A/N business excluding the Subsidiary and any assets held as Beneficial Assets for the Subsidiary.

                                    Also at the Closing, the following steps shall occur pursuant to the Transaction
                                    Agreement:

                                    1. TWE-A/N will contribute to a newly formed single purpose subsidiary (the "SUBSIDIARY") all assets in the Selected Business (as they exist at Closing) (subject to arrangements described above relating to assets where consent has not been obtained).

                                    2. The Subsidiary will assume from TWE-A/N all liabilities in the Selected Business (as described on EXHIBIT A). The Subsidiary will be added as an additional indemnitor to the indemnity provided by A/N on the Effective Date, and as an additional indemnitee to the indemnity provided by TWE on the Effective Date

Pre-Closing Operating Costs:        The Selected Business and the Subsidiary
                                    will continue to pay cash to the TWE Group in respect of all periods ending on or prior to the Closing Date for all amounts due and owing during such periods, in each case in the ordinary course of business consistent with past practice and the existing TWE-A/N
                                    Partnership Agreement (including, without limitation or duplication, under Section
                                    3.1(h) of the TWE-A/N Partnership Agreement, under the AOL High Speed Services Agreement between AOL and TWC and for all Programming
                                    Costs (as defined below) incurred prior to Closing) (the "PRE-CLOSING OPERATING
                                    COSTS").

         Post-Closing               Amendment #2 will provide that commencing on
         Operating Costs:           the Closing, the Subsidiary will pay to TWE
                                    Cable the following amounts (each term as defined below) in cash: (i) the Permanent
                                    Services Costs; (ii) the Programming Costs;
                                    (iii) the ISP Costs; (iv) the Hardware
                                    Costs; (v) the Software Costs; (vi) the

                                    Marketing Costs; (vii) the Consumer Research
                                    Costs; (viii) the Ad Commissions; (ix)
                                    subject to the written approval of A/N,
                                    one-third of all legal expenses incurred by TWE or TWE-A/N in connection with legal "test cases" for the benefit of the cable business; (x) subject to written approval by A/N, one-third of the specific costs and expenses to be reimbursed to TWE pursuant to
                                    Section 3.1(h)(i)(B) of the existing TWE-A/N
                                    Partnership Agreement; (xi) to the extent not otherwise included in clauses (i) through (x) above, and subject to the written approval by A/N, the amount of any direct TWE Group funding to or on behalf of the Selected Business. All amounts described in clauses (i) through (xi) above are referred to in the aggregate as the "POST-CLOSING OPERATING COSTS". Permanent Service Costs shall be paid as described under the section titled "Permanent Services Costs" and all other Post-Closing Operating Costs shall be paid promptly upon the receipt from time to time by A/N of an invoice from TWE Cable therefore.

MANAGEMENT:

         Management of the          Except as otherwise provided herein, prior
         Subsidiary:                to the Closing TWE will continue to manage
                                    TWE-A/N (including the Selected Business) in the ordinary course of business and in accordance with the provisions of the existing TWE-A/N Partnership Agreement
                                    (including, without limitation, as to the payment of liabilities related to the Selected Business and Residual Business consistent with past practice).

                                    Amendment #2 will provide that, effective as of Closing, A/N will manage the Subsidiary and, to the extent permitted by law, any assets held as Beneficial Assets for the Subsidiary directly pursuant to a Management Agreement with the Subsidiary (the "MANAGEMENT AGREEMENT"), which will grant A/N in such capacity, definitive authority for overall supervision of the operations, policies and decisions of the Subsidiary including, but not limited to, responsibility for day-to-day operations of the Subsidiary (other than in regard to Permanent Services, including programming, which shall be managed as described below under the heading "TWE Permanent Services"); PROVIDED, THAT the approval of TWE, as Managing Partner acting on behalf of TWE-A/N as equityholder of the Subsidiary, will be required for the Subsidiary (or any of its controlled affiliates) to take actions of the type described in Section 3.2 of the existing TWE-A/N Partnership Agreement (as applied to the Subsidiary), except for the following matters (the "PERMITTED MATTERS"): clause (f) [debt limit for distributions], clause (g) [agreements restricting distributions], clause (h) [cable dispositions], clause (i) [cable acquisitions], clause (j) [other acquisitions] (provided that clause (j) shall be amended to require the party intending to enter into a new line of business described in clause (j) only to give three months' notice to the other party prior to entering into such business), clause (k) [other dispositions] and clauses
                                    (n) and (o) [strategic plans and
                                    deviations].

         TWE-A/N Executive          Following Closing, the composition of the
         Committee:                 TWE-A/N Executive Committee remains the same
                                    as under the existing TWE-A/N Partnership
                                    Agreement with voting rights proportionate to Percentage Interests. The provisions of
                                    Section 3 of the existing TWE-A/N
                                    Partnership Agreement will be modified by Amendment #2 so as to eliminate A/N's involvement in the Residual Business;
                                    PROVIDED, that the Executive Committee's unanimous approval will still be required for TWE-A/N to take actions of the type described in Section 3.2 of the existing
                                    TWE-A/N Partnership Agreement other than the Permitted Matters; and PROVIDED, that the Executive Committee's unanimous approval will be required for TWE-A/N to dispose of or encumber any interest in the Subsidiary and for TWE-A/N to enter into any agreement that would restrict distributions of cash from the Subsidiary to A/N.

EXIT RIGHTS:                        As noted above, on the Effective Date the
                                    provisions of Sections 8.1, 8.2 and 8.3 of the TWE-A/N Partnership Agreement will be deleted and such deletions will be reflected in Amendment #1, and the parties will have new restructuring rights as provided in the following paragraph and in other relevant provisions of this Term Sheet.

                                    Following the Debt Closing Date, TWE and A/N will each be permitted to cause a restructuring of TWE-A/N at any time. At such time as either TWE or A/N provides notice of its election to cause a restructuring, the continuing rights and obligations of the parties described under the heading "Other Business Opportunities" shall terminate (and, for the avoidance of doubt, as a result all of Article 10 of the existing TWE-A/N Partnership Agreement shall be terminated). Upon such a restructuring, all of the assets in the Selected Business (or, after Closing all of the equity interests in the Subsidiary) will be distributed promptly to A/N in complete redemption of the Subsidiary Tracking Interests (or any other interests in TWE-A/N held by A/N prior to Closing), and all such interests shall be cancelled, in all cases subject to (a) applicable law and receipt of all required consents not previously received, (b) the assumption by the A/N Group of all liabilities of the Selected Business (or, after Closing all liabilities of the Subsidiary) (as described in the Transaction Documents) not previously assumed, (c) the payment and satisfaction by the A/N Group of all amounts not previously paid but which are required to have been paid by any of them at the Debt Closing or the Closing, (d) the assumption by the TWE Group of all liabilities of the Residual Business (as described in the Transaction Documents) not previously assumed, (e) the payment and satisfaction by the TWE Group of all amounts not previously paid but which are required to have been paid by any of them at the Debt Closing or the Closing.

MODIFICATIONS TO OTHER EXISTING
TWE-A/N PARTNERSHIP AGREEMENT
PROVISIONS:

         TWE Transitional Services: Prior to the Closing, TWE Cable will continue to make services available to the Selected Business in the ordinary course of business consistent with past practice and the existing TWE-A/N Partnership Agreement (including the AOL High Speed Services Agreement between AOL and TWC), in exchange for which the Selected Business will continue to pay Pre-Closing Operating Costs as described above; provided that the Programming Services described below shall commence as of the Debt Closing Date (and for the avoidance of doubt Pre-Closing Operating Costs shall include the obligation to pay, without duplication, for Programming Costs described below).

         Selection of Permanent     At or prior to October 1, 2002(8), A/N will
         Services:                  notify TWE Cable in writing of those
                                    categories of services specified on SCHEDULE
                                    1 which A/N desires to continue following
                                    Closing (any such selected service
                                    category(9), a "PERMANENT SERVICE
                                    CATEGORY"), it being understood that
                                    programming must be included in such notice as a Permanent Service Category and such notification shall not split or combine any services or categories of services listed

------------------------
8 With respect to services for the "Controller" category only, A/N may give notice of termination at any time and such service will terminate six months following such notice.

9 For the avoidance of doubt, a category is any line item on such schedule that has a corresponding dollar charge opposite such line item.

                                    on SCHEDULE 1. Where notice is to be
                                    provided to A/N as described below, such notice shall be given via fax to (or in the case of Expedited Programming Circumstances, telephone conference with) one of the following individuals (or any successor to such persons as specified by A/N): (a) Robert Miron, (b) Steve Miron or (c) Arthur Steinhauer, in each case at such fax or telephone numbers as A/N has provided to TWE Cable prior to the date hereof (or such other numbers as it shall direct in writing after the date hereof).

         TWE Permanent Services:    From and after the Closing Date, until the
                                    Subsidiary is distributed to A/N in full redemption of the Subsidiary Tracking
                                    Interest in a final restructuring (the
                                    "PERMANENT SERVICES FINAL TERMINATION
                                    DATE"), TWE Cable shall obtain, on behalf of the Subsidiary, and the Subsidiary (and any systems that the Subsidiary owns from time to time) will participate in and be bound by the following arrangements described below
                                    (other than arrangements in any category that A/N does not initially select as a Permanent Service Category effective at
                                    Closing), in each case only as and to the extent such arrangements are made available by TWE Cable to the Residual Business, such participation is permitted under the terms of any applicable third party arrangements and then, only as otherwise described below, including subject to any applicable notice/authorization processes described below. Following the Permanent Services
                                    Final Termination Date, the Subsidiary will no longer be entitled to so participate in any such arrangements entered into after such date but shall remain bound by all arrangements in existence prior to such date in accordance with the terms thereof (in each case to the extent permitted under the terms of such arrangements).

         Programming Services:      TWE Cable will continue to manage
                                    programming matters for the Subsidiary and the Selected Business on the terms and conditions set forth below.

                  EXISTING THIRD    TWE shall continue to obtain, on behalf of
                  PARTY             the Selected Business and, after Closing,
                  PROGRAMMING:      the Subsidiary, and the Selected Business
                                    and the Subsidiary will continue to
                                    participate in (and will be bound by the applicable terms of) all third party programming arrangements made by TWE Cable prior to the Debt Closing Date, in each case to the extent permitted under the terms of such arrangements and on the same basis on which the Selected Business participated therein prior to the Debt Closing Date, including with respect to meeting launch and other contractual commitments. For purposes hereof, renewals and amendments to existing third party programming arrangements made on or after the Debt Closing Date that involve material adverse changes to the categories of parameters set forth on SCHEDULE 2 (the
                                    "SPECIFIED CATEGORIES OF PROGRAMMING
                                    Parameters") shall be treated as new third party programming arrangements. If A/N notifies TWE Cable that the Selected
                                    Business or, after Closing, the Subsidiary will not commit to participate in any such renewal or amendment, the Selected Business and, after Closing, the Subsidiary shall cease to be a party to such arrangement effective as of the effective date of such renewal or amendment; PROVIDED, HOWEVER, that the
                                    Selected Business and, after Closing, the Subsidiary shall be responsible for any and all costs associated with its receipt of programming prior to such effective date.

                  NEW THIRD PARTY   On and after the Debt Closing Date, TWE
                  PROGRAMMING:      Cable will cooperate and use commercially
                                    reasonable efforts to include the Selected
                                    Business' (and, after the Closing Date, the
                                    Subsidiary's) systems in each new third
                                    party programming arrangement being
                                    considered by TWE Cable. With respect to any such arrangement, TWE Cable must provide A/N with advance written notice of the key parameters of such arrangement in each of the Specified Categories of Programming
                                    Parameters. A/N will advise TWE Cable in writing as promptly as possible (and in any event within five business days of such notice) that the Selected Business and, after Closing, the Subsidiary will make commitments for such arrangement, in which case TWE Cable will use commercially reasonable efforts to include the Selected
                                    Business and, after Closing, the Subsidiary in, and the Selected Business and the Subsidiary will participate in and be bound by, such arrangement on the final terms negotiated by TWE Cable; provided that if such final terms are outside the key parameters last outlined to A/N, then before consummating such arrangement A/N will be given another two business days (subject to the Expedited Programming Circumstances referred to below) to advise TWE Cable in writing that the Selected Business and, after Closing, the Subsidiary will participate in such final arrangement. Notwithstanding the foregoing proviso, the parties recognize that exceptional circumstances ("EXPEDITED
                                    PROGRAMMING CIRCUMSTANCES") sometimes occur which require TWE Cable to make decisions regarding entering into new third party programming arrangements on a highly expedited basis. In such Expedited
                                    Programming Circumstances, A/N agrees that so long as it is receiving the same notice as executives of TWE Cable who must approve such decision, at substantially the same time, (i) A/N shall waive such two (2) business days advance written notice so long as TWE Cable contacts by telephone conference any of the notice persons referred to above under "Selection of Permanent Services" to describe the changes to the parameters previously described for such arrangement and (ii) A/N agrees that each of the people referred to in clause (i) are authorized to bind the Selected Business and the Subsidiary, as the case may be, to such new third party programming. If A/N fails to so advise TWE Cable within either of the foregoing two or five business day periods (or in Expedited Programming
                                    Circumstances, upon contact specified
                                    above), A/N will be deemed to have advised
                                    TWE Cable that it has determined the
                                    Selected Business and, after Closing, the Subsidiary will participate in such arrangement, in which case the Selected
                                    Business and, after Closing, the Subsidiary shall be committed to, and entitled to participate in, such arrangement. If A/N advises TWE Cable within either of the foregoing two or five business day periods that the Selected Business or, after Closing, the Subsidiary will not participate in such arrangement, then the Selected
                                    Business and, after Closing, the Subsidiary will not be committed to, or entitled to participate in, such arrangement. On a monthly basis the senior programming executive of TWE Cable will meet with A/N in person or by telephone to discuss the status of any negotiations of third party programming arrangements.

                  EXISTING          TWE Cable will obtain, on behalf of the
                  AFFILIATED        Selected Business and, after Closing, the
                  PROGRAMMING:      Subsidiary, and the Selected Business and,
                                    after Closing, the Subsidiary will continue to participate in (and be bound by all applicable terms of) all existing programming arrangements entered into by TWE
                                    Cable with its affiliates. If such
                                    arrangement is renewed, or if the terms are amended, in a manner adverse to the Selected
                                    Business, or after Closing, the Subsidiary, then such existing arrangement will cease to apply to the Selected Business and, after Closing, the Subsidiary and the renewed or amended arrangement will be treated as a new affiliated arrangement covered below. TWE
                                    Cable shall notify A/N of any amendments to such programming arrangements. Attached hereto as SCHEDULE 3 is a list of all national programming arrangements with affiliates of TWE

                                    Cable (i.e., controlled, controlled by or under common control with) that is currently in place.

                  NEW AFFILIATED    TWE Cable will provide to the Selected
                  PROGRAMMING:      Business and, after Closing, the Subsidiary
                                    and the Selected Business and, after
                                    Closing, the Subsidiary will participate in all new programming arrangements entered into by TWE Cable with any of its affiliates as described below.

                                    With respect to any such arrangement, TWE
                                    Cable must provide A/N with advance notice of the key parameters of such arrangement in each of the Specified Categories of Programming Parameters and, with respect to any such arrangement entered into after the Selection Date, TWE Cable must confirm to A/N that the financial terms of such arrangement are either (i) on most favored nations terms based on TWE Cable's size or
                                    (ii) comparable to those that would be
                                    attainable in an arm's length negotiation with an unaffiliated third party; provided that with respect to Specified Categories of Programming Parameters set forth in clause
                                    (ii), A/N shall retain arbitration rights currently provided in Section 3.4(b) of the existing TWE-A/N Partnership Agreement to arbitrate whether such terms are arms' length. If such arrangement qualifies under clause (i) above, A/N shall receive, on an annual basis, the certification from a senior AOLTW officer as to compliance with such provision.

         Programming Costs:         The Selected Business and, after Closing,
                                    the Subsidiary will pay TWE Cable for a pro rata portion

                                    (based on the aggregate number of
                                    subscribers) of TWEAN's Total Programming
                                    Payable(10) (which costs shall be payable on a monthly basis) in connection with each existing programming arrangement and each future programming arrangement which is provided to the Selected Business or the Subsidiary or to which the Selected Business or the Subsidiary is bound (each, the "PRO RATA PROGRAMMING Charge"). Notwithstanding the foregoing, in calculating the Pro Rata Programming Charge with respect to programming arrangements existing as of the Debt Closing Date with respect to which internal system-specific benchmarks have been established (i.e. HBO, Cinemax, Showtime/TMC) (each, a "BENCHMARK ARRANGEMENT"), the Pro Rata Programming Charge shall equal the (a) the Minimum Contract Charge PLUS (b) the product of (i) the number of subscribers in the Selected Business or the Subsidiary, if any, receiving the relevant programming service in excess of the Subsidiary Benchmark times
                                    (ii) the Incremental Contractual Rate. The foregoing calculation is illustrated in

------------------------
10 For this purpose, "TWEAN'S PROGRAMMING PAYABLE" means the total amount of TWEAN's payment obligations to TWE for programming as charged consistent with Section 3.1(h) of the TWE-AN Partnership Agreement as modified by current practice. The parties understand that current practice has modified the treatment for programming deals to reflect compliance by individual systems with certain contractual requirements and/or incentives relating to
     (a) channel positioning (including adjacencies) or level or tier of service on which a given programming service is carried (e.g., analog CPSTvs. digital),(b) system-specific launch and/or carriage requirements or incentives (e.g., an Orlando-based programmer paying a premium for a launch commitment in that system) or (c) differences in programming rates based on geographic location of a system (e.g., regional sports networks with higher rates in "inner market"zones).

                                    ILLUSTRATION B attached hereto (it being understood that the numbers indicated thereon are hypothetical).

                                    "MINIMUM CONTRACT CHARGE" means, with
                                    respect to any Benchmark Arrangement, an amount equal to (a) the Base Contractual Rate (as defined below) for such Benchmark Arrangement multiplied by (b) the Subsidiary Benchmark (as defined below).

                                    "BASE CONTRACTUAL RATE" means, with respect to any Benchmark Arrangement, the then-current per-subscriber rate (including any applicable surcharge(s)), up to the number of subscribers that equals the Total Benchmark under such Benchmark Arrangement.

                                    "INCREMENTAL CONTRACTUAL RATE" means, with respect to any Benchmark Arrangement, the then-current per-subscriber rate(s) above the number of subscribers that equals the Total Benchmark (which may include a per-subscriber rate of zero for some or all of such subscribers) under such Benchmark Arrangement.

                                    "TOTAL BENCHMARK" means, with respect to any Benchmark Arrangement, the aggregate number of TWE Cable, the Selected Business and Subsidiary subscribers that must, as of the date of measurement, receive the relevant programming service in order to obtain a reduction in the per-subscriber fee.

                                    "SUBSIDIARY BENCHMARK" means, with respect to any

                                    Benchmark Arrangement, an amount equal to
                                    (a) the number of subscribers in the
                                    Selected Business' systems as of May 31,
                                    2001 that receive the relevant programming service DIVIDED by the aggregate number of subscribers in TWE Cable and Selected Business systems that receive such programming service as of May 31, 2001 times
                                    (b) the relevant Total Benchmark. The
                                    Subsidiary Benchmark shall be equitably
                                    adjusted from time to time to reflect system acquisitions and dispositions, occurring after May 31, 2001, in a manner consistent with the relevant Benchmark Arrangement. If A/N elects, in accordance with this Term Sheet, to notify TWE Cable that the Subsidiary or Selected Business will not commit to participate in any renewal or amendment of any existing programming arrangement, the Subsidiary and the Selected Business shall be responsible for all costs and expenses associated with the programming services provided to the Subsidiary or the Selected Business prior to the date on which the Subsidiary and the Selected Business actually cease to run, accept or participate in such services. The Selected Business and the Subsidiary will indemnify TWE Cable for all losses caused by, arising out of, or relating to any failure by the Selected Business or the Subsidiary to perform its obligations in respect of any programming arrangement or commitment to which it is or becomes bound in accordance with the "Programming Services" section above.

                                    All amounts required to be paid pursuant to this section from time to time shall be referred to in the aggregate as "PROGRAMMING COSTS."

         ISP Arrangements:

                  EXISTING THIRD    TWE Cable will continue to obtain, on behalf
                  PARTY ISP:        of the Subsidiary, and the Subsidiary will
                                    continue to participate in and be bound by the applicable terms of all existing third party ISP arrangements made by TWE Cable, in each case to the extent permitted under the terms of such arrangements and on the same basis on which the Selected Business participated therein prior to the Closing.

                  NEW THIRD         The Subsidiary will participate in all new
                  PARTY ISP:        third party national ISP deals entered into
                                    by TWE Cable as described below, unless A/N does not accept any such arrangement, as described below.

                                    With respect to any such arrangement, TWE
                                    Cable must provide A/N with advance written notice of the key parameters of such arrangement in each of the categories of parameters described on SCHEDULE 4. A/N will advise TWE Cable in writing as promptly as possible (and in any event within five business days of such notice) that TWE Cable is authorized to commit the Subsidiary to such arrangement, in which case the Subsidiary will participate in and be bound by such arrangement on the final terms negotiated by TWE Cable; provided that if such final terms are different from the key parameters last outlined to A/N, then before consummating such arrangement

                                    A/N will be given another two business days to advise TWE Cable in writing that it is authorized to commit the Subsidiary to such final arrangement. If A/N fails to so advise TWE Cable within either of the foregoing two or five business day periods, A/N will be deemed to have advised TWE Cable that it is so authorized, in which case the Subsidiary shall be committed to, or entitled to participate in, such arrangement. If A/N advises TWE Cable within either of the foregoing two or five business day periods that the Subsidiary will not participate in such arrangement, then the Subsidiary will not be committed to, or entitled to participate in, such arrangement.

                  ROAD RUNNER
                  ARRANGEMENTS:

                      EXISTING      The existing Road Runner affiliation
                      AFFILIATION   agreement will continue to apply to the
                      AGREEMENT(11) Subsidiary through May 1, 2011; PROVIDED,
                                    THAT, A/N may, at any time after Closing upon six-months notice to TWE-A/N cause the termination of such agreement's application to the systems in the Subsidiary. TWE-A/N has the right to alter or eliminate the Road
                                    Runner service so long as TWE-A/N provides
                                    A/N with at least 12 months advance notice prior to making any alterations that would be materially adverse to the Road Runner services provided to customers as a whole
                                    (the actual

------------------------
11 For the avoidance of doubt, the existing Road Runner affiliation agreement will survive (to the extent not previously terminated in accordance with its terms (as modified by this Term Sheet) any restructuring described under the heading "Exit Rights."

                                    advance notice given by TWE-A/N being
                                    referred to as the "SERVICE CHANGE NOTICE" and the actual period of such advance notice being referred to as the "SERVICE CHANGE NOTICE Period"). Upon any such termination of the affiliation agreement, TWE-A/N will cause the RDC assets and other regional and local HSD assets used by Road Runner to provide high-speed data services that are solely serving, and the right to hire BNS technicians dedicated to, systems in the Selected Business, as well as the Florida RDC, to be transferred to the Subsidiary, and TWE Cable and A/N will enter into reasonable transaction arrangements relating to those systems in the Selected Business served by RDC assets that will not be transferred to the Subsidiary, as well as for those systems that are not in the Selected Business which are served by the RDC assets to be transferred to the Subsidiary. Upon such termination of the affiliation agreement, subject to the negotiation by the parties of a reasonable fee to be paid by A/N, A/N shall be granted
                                    (a) the right to use any software developed by Road Runner prior to the termination of such affiliation which software supports the assets to be transferred to the Subsidiary as described in the preceding sentence and
                                    (b) to the extent permitted by applicable contracts and law, a right to use any third party software which supports the assets described in the preceding sentence, so long as no additional costs are incurred by Road Runner. It is understood and agreed that such grant shall not include any obligation to upgrade or maintain any such software

                                    (unless and to the extent expressly agreed by the parties at such time). A/N will indemnify Road Runner for all losses caused by, arising out of, or relating to A/N's use of such third party software.

                      MISP          The Subsidiary will continue to abide by all
                      OBLIGATIONS/  applicable ISP agreements, including without
                      ATDN:         limitation all obligations to continue to
                                    provide ATDN-type connectivity and, if
                                    required pursuant to such arrangement,
                                    source-based routing; provided that TWE
                                    Cable hereby agrees that the Subsidiary
                                    shall have no liability with respect to
                                    third party ISPs (and TWE Cable shall
                                    indemnify and hold harmless A/N and the
                                    Subsidiary from any and all claims arising out of the provision of ATDN services, including but not limited to any failure of performance) and A/N hereby agrees that the Subsidiary will not share in the financial rewards of such arrangements and will promptly pay over any amounts received in respect of such service to TWE Cable. If A/N elects to terminate the Road Runner affiliation agreement applicable to the
                                    Subsidiary, and following such termination
                                    A/N elects (on behalf of the Subsidiary) not to continue to use and pay for ATDN connectivity provided by Road Runner, then it shall provide TWE Cable with adequate advance notice (which in no event shall be less than 12 months; provided that if such notice is delivered within 13 months following delivery of a Service Change
                                    Notice, then the period required for such advance notice shall be reduced from 12 months by the number of days (if any) by which the Service

                                    Change Notice Period is less than 13 months) and will otherwise cooperate, at no cost to A/N, so as to avoid any circuit based liability for the TWE Group. If A/N elects to receive ATDN service after such a termination, then the cost to be charged to the Subsidiary for ATDN connectivity by members of the TWE Group will be as set forth on SCHEDULE 7 attached hereto.(12)

                      TERMINATION   Except for rights provided pursuant to the
                      OF JV:        existing Road Runner affiliation agreement,
                                    all of the A/N Group's direct and indirect
                                    (including through TWE-A/N) rights,
                                    interests (whether equity or debt) and
                                    obligations in respect of the Road Runner joint venture (or any of its assets, including any rights to the Road Runner name or trademarks or email domain address) will cease as of the Debt Closing Date. All of such interests will be for the benefit of the Residual Business. Except as set forth above, all of TWE Group's obligations to A/N in respect of Road Runner (including in respect of the long-term strategic plan or marketing spending) will cease as of the Debt Closing Date.

         ISP Costs:                 The Subsidiary, will be obligated to
                                    compensate (which for this purpose, includes through the sharing or remittance of fees collected by or on behalf of) TWE Cable or its affiliates in respect of all ISP arrangements in which the Subsidiary is committed

------------------------
12 Construction of the fiber ring in Florida to be negotiated between TWE Group and A/N.

                                    as described above (or as may be agreed by the parties in connection herewith or after the date hereof), in each case pursuant to the terms of such arrangements.

                                    The Subsidiary will indemnify TWE Cable for all losses caused by, arising out of, or relating to any failure by the Subsidiary to perform its obligations in respect of any ISP arrangement to which it is or becomes bound in accordance with the "ISP Arrangements" section above. All amounts required to be paid pursuant to this section from time to time shall be referred to in the aggregate as "ISP Costs."

         Other Services:

                  HARDWARE:         With respect to all basic hardware and
                                    equipment of an "off-the-shelf" variety set forth on SCHEDULE 5 hereto, TWE Cable, at the request of A/N on behalf of the Subsidiary, will purchase (or will make arrangements for the Subsidiary to purchase on the same terms available to TWE Cable) such basic hardware and equipment pursuant to TWE Cable's company wide contracts with applicable vendors. With respect to set top boxes, modems and other advanced hardware and equipment set forth on SCHEDULE 5 hereto, TWE Cable, at the request of A/N on behalf of the Subsidiary, will use commercially reasonable efforts to purchase or to make arrangements for the Subsidiary to purchase such set top boxes, modems and other advanced hardware and equipment pursuant to TWE Cable's company wide contracts with applicable vendors so long as the A/N and the Subsidiary accepts such set top boxes, modems and other advanced hardware on the same terms and specifications as those for TWE Cable. In the event that the Subsidiary needs deviations from the specifications of TWE
                                    Cable, TWE Cable will make reasonable
                                    efforts to work with A/N to seek the
                                    application of discounts available to TWE
                                    Cable under its company wide contracts with applicable vendors to the equipment requested by A/N which deviates from the specifications of TWE Cable.

                                    In an effort to ensure that A/N has the
                                    opportunity to follow TWE Cable's guidelines and specifications, a designated representative of A/N will be allowed to attend scheduled internal meetings and briefings regarding vendor selection and specifications, set top boxes, modems and other hardware. TWE Cable will also offer A/N the opportunity to meet with the Chief Technology Officer or other senior executive of TWE Cable on a monthly basis to review technology strategies and tactics. A/N agrees that if confidential or proprietary information between divisions of AOL Time Warner is being discussed, TWE Cable, in its sole discretion, may ask A/N to leave the meeting and A/N will comply with such request. A/N also agrees that there are many informal, unscheduled and impromptu discussions and meetings within TWE Cable on the aforementioned matters and that it would not be practical to include A/N in each of such meetings.

                                    The Subsidiary will be obligated to
                                    reimburse TWE Cable for TWE Cable's cost of all hardware purchased on behalf of the Subsidiary as described above. The Subsidiary will indemnify TWE Cable for all losses caused by, arising out of, or relating to any failure by the Subsidiary to perform its obligations in respect of any hardware purchasing arrangements which it accepts as described above. All amounts required to be paid from time to time pursuant to this paragraph shall be referred to in the aggregate as the "HARDWARE COSTS."

                  ENGINEERING:      If and to the extent (a) the Subsidiary
                                    participates in TWE Cable's purchase of any hardware, (b) such hardware requires technical engineering services from TWE
                                    Cable, (c) the Subsidiary uses the same
                                    system architecture as TWE Cable and does not require modification to interface with any systems or applications (including billing systems) and (d) the Subsidiary accepts the hardware and technical engineering on the same terms as those for TWE Cable (other than the minimum deviations required solely to allow for delivery of local data and brand (the "PERMITTED
                                    DEVIATIONS")), then TWE Cable will provide technical engineering services for any hardware purchased on behalf of the Selected
                                    Business from time to time (as described above) on the same terms as received by TWE
                                    Cable consistent with past practice
                                    regarding the prioritization of services to all systems. If the Subsidiary demands to change the hardware, then TWE Cable, upon 90 days' written notice to A/N, will have no further obligations of technical engineering with respect to such hardware.

                  SOFTWARE:         If, and to the extent, (a) the Subsidiary
                                    participates in TWE Cable's purchase of any hardware, (b) such hardware requires separate software, (c) the Subsidiary purchases engineering services from TWE
                                    Cable, (d) the Subsidiary uses the same
                                    system architecture as TWE Cable and does not require modification to interface with any systems or applications (such as billing systems), and (e) the Subsidiary accepts the hardware and software on the same terms
                                    (other than for Permitted Deviations) as those for TWE Cable, then TWE Cable will use reasonable efforts to license such software to the Subsidiary on the same terms as those received by TWE Cable (or will make arrangements for the Subsidiary to license such software from the provider of such software on the same terms available to TWE
                                    Cable). If TWE Cable owns software rights, it will use reasonable efforts to negotiate a license to the Subsidiary on reasonable terms. If the Subsidiary demands to change the hardware or software, then TWE Cable, upon 90 days' written notice to A/N, will have no further obligation with respect to such hardware or software.

                                    Software applications related to specific applications and products will be handled as described below under "Development Projects."

                                    The Subsidiary will be obligated to
                                    reimburse TWE Cable for TWE Cable's cost of all software purchased or licensed on behalf of the Selected Business and Subsidiary as described above. The

                                    Subsidiary will indemnify TWE Cable for all losses caused by, arising out of, or relating to any failure by the Subsidiary to perform its obligations in respect of any software arrangements which it accepts as described above. All amounts required to be paid from time to time pursuant to this paragraph shall be referred to in the aggregate as the "SOFTWARE COSTS."

                  MARKETING:        The Subsidiary and TWE Cable will cooperate
                                    with respect to marketing campaigns launched by TWE Cable as described below.

                                    TWE Cable will notify A/N of all marketing campaigns launched by TWE Cable after the Closing. The Subsidiary will participate in all such campaigns unless A/N opts-out of such arrangement in writing within 15 business days of such notice. The Subsidiary will be obligated to reimburse TWE Cable for its pro rata portion of TWE Cable's costs (including development costs) of each such campaign in which the Subsidiary participates as described above; provided that the Subsidiary will also be obligated to reimburse and indemnify TWE cable for all costs associated with re-branding and will provide their own media. All such obligations to TWE Cable from time to time in the aggregate are referred to as the "MARKETING COSTS."

                  CONSUMER          The Subsidiary and TWE Cable will cooperate
                  RESEARCH:         with respect to consumer research projects
                                    as described below.

                                    The Subsidiary will participate in all such consumer research projects unless A/N opts-out of such arrangement on six-months notice(13), in which case the Subsidiary will not be entitled to share in the results of any TWE Cable research projects conducted thereafter. The Subsidiary will be obligated to reimburse TWE Cable for the Subsidiary's pro rata share of TWE Cable's costs of all research projects conducted prior to the expiration of the six-month period after which A/N elected not to participate as described above. All such obligations to TWE Cable from time to time in the aggregate are referred to as the "CONSUMER RESEARCH COSTS."

                     MDU  SERVICES: TWE Cable will continue to provide to the
                                    Subsidiary and the Subsidiary will continue to participate in (and be bound by all applicable terms of) all national MDU arrangements entered into by TWE Cable with respect to buildings in a DMA of the Subsidiary's systems; PROVIDED THAT TWE Cable notifies A/N in writing (with copies to each of the Subsidiary's division presidents) of the terms of any such new MDU arrangement (including renewals and amendments to the key parameters of such arrangements) entered into after the Effective Date and A/N opts-in to such arrangement in writing within five business days of such notice to A/N.

         Permanent Service Costs:   Following the Closing Date until the
                                    Permanent Services Final Termination Date, the Subsidiary will

------------------------
13 The Subsidiary will be able to opt-in to customer satisfaction surveys on a project-by-project basis.

                                    pay TWE Cable, monthly in arrears, cash in the amounts set forth on SCHEDULE 1 hereto opposite each Permanent Service Category, as increased by all Applicable Adjustments(14) from time to time (such charges, the "PERMANENT SERVICES COSTS")(15), in each case regardless of the quantity or quality of actual services available or utilized; PROVIDED, HOWEVER, that (a)(x) following the Closing, A/N upon at least six months' notice to TWE Cable, or (y) commencing after the first year following Closing, upon at least six months notice to A/N which may be given prior to the end of such first year, TWE Cable, can terminate all (but not less than all) of any of the services (in each case other than any of the programming and "off the shelf" hardware services set forth on SCHEDULE 5), comprising a Permanent Service Category whereupon TWE Cable will have no obligation to the A/N Group with respect to any services in such category from and after the date that is six months following such notice (or such later date as specified in such notice) (the "PERMANENT SERVICES PARTIAL TERMINATION DATE"); (b) from and after the Permanent Services Partial Termination

------------------------
14 For these purposes, "APPLICABLE ADJUSTMENTS" means (i) a CPI increase of such charges on the Closing Date (to reflect CPI increase from the term sheet date) (ii) a further CPI increase of such charges on each anniversary of the Closing and (iii) an additional adjustment on each anniversary of the Closing to account for changes in the relative number of cable television subscribers to the TWE Group and the Subsidiary, provided that the adjustment set forth in clause (iii) shall only be made if the number of cable television subscribers to either the TWE Group or the Subsidiary increases or decreases by more than 200,000 from the previous year.

15 On any Permanent Services Final Termination Date or Partial Termination Date all accrued and unpaid Permanent Services Cost shall immediately accelerate and become due and payable.

                                    Date, the amount set forth on such schedule opposite the category of services so terminated will not be charged to the A/N Group following such date; (c) any such termination of the MISP category will be deemed to be an election by A/N not to authorize any commitment of, and to waive all rights of participation by, the Subsidiary in any future ISP arrangements negotiated by TWE Cable; (d) any termination of the purchasing services category (a component of the Engineering category) will be deemed to terminate all hardware purchasing obligations of TWE Cable; (e) any termination of the Engineering category (or of any of the new technology services or the engineering services that comprise such category) will be deemed to terminate all hardware purchasing obligations of TWE Cable with respect to the categories listed in items 1, 2 and 3, and item 4 (other than clause (b) or (c) thereof) of SCHEDULE 5;
                                    (e) any termination of the Residential
                                    Shared Services Category will be deemed to terminate all MDU obligations of TWE Cable;
                                    (f) any termination of the Marketing
                                    category will be deemed to terminate all marketing obligations of TWE Cable; and (g) any termination of the consumer research category will be deemed to terminate all consumer research obligations of TWE Cable. Nothing contained in the foregoing shall be deemed to terminate any party's obligations in respect of periods prior to the date of termination.

         Advertising:               From and after the Effective Date, if TWE
                                    Cable, as sales representative, sells any advertising on the systems in the Selected Business (at rates established by the Selected Business, and only if the Selected Business accepts such advertising), the Selected Business will pay
                                    TWE Cable as a commission for such service
                                    20% of such advertising revenue plus all direct costs incurred by TWE Cable in such transactions without duplication of any amounts paid under Section 3.1(h) of the existing TWE-A/N Partnership Agreement for such service. All such commissions owed to TWE Cable from time to time in the aggregate are referred to as the "AD COMMISSIONS".
                                    Following the date hereof, the Selected
                                    Business will run all advertising, as
                                    described on SCHEDULE 6 (it being understood that such description includes only estimated amounts) that is sold for cash prior to the Effective Time in accordance with the terms of such sale; PROVIDED that all cash received for such advertising shall be included in the amount of cash and cash equivalents used to reduce "Net Debt" as described above; PROVIDED FURTHER that following the Effective Time the Selected
                                    Business and, following Closing, the
                                    Subsidiary will be entitled to cash
                                    subsequently received for advertising on its systems; and PROVIDED, FURTHER, that such advertising for any TWE Group members may be used to promote any products or services
                                    (including, without limitation, of any other
                                    TWE Group member) unless they promote AOL service offerings other than AOL's high-speed cable modem data services.

         Branding:                  At, or as soon as possible after Closing,
                                    A/N will
                                    operate the Subsidiary under its own name
                                    (which will not incorporate any of the TWE
                                    Cable brands), and the Residual Business will operate under its own name (which will not incorporate any of the Subsidiary's brands). Any litigation, compromises or regulatory activity (including lobbying) by the Subsidiary will be conducted by A/N in its own name and will not be attributed to TWE-A/N or its affiliates. Any litigation, compromises or regulatory activity
                                    (including lobbying) by the Residual
                                    Business will not be attributed to the
                                    Subsidiary or A/N without its written
                                    consent.

         Development Projects:      TWE Cable and A/N intend to periodically
                                    discuss in good faith new product
                                    development and any mutually beneficial
                                    opportunities to share in the costs and
                                    benefits related thereto.

         Other Business Activities: Following the Selection Date, the existing
                                    TWE-A/N Partnership Agreement will be
                                    modified to delete Section 10 (Other
                                    Business Activities); PROVIDED, that,
                                    subject to the provisions under "Exit
                                    Rights" described above, Section 10.1 will continue to apply in favor of the Subsidiary with respect to System Opportunities that are entirely in the Subsidiary's DMA and in favor of the TWE Group with respect to System Opportunities that are entirely in the DMA of the TWE Group, in each case excluding "bundled" opportunities that include subscribers outside of an applicable DMA; PROVIDED, FURTHER that (a) in considering any such bundled opportunity, the parties will in good faith consider whether a mutually beneficial arrangement involving the other party should be explored with respect to such opportunity; (b) the acquisition of an MSO (or all or substantially all of the systems of an MSO) by the TWE Group or the Subsidiary Group will not be considered a "System Opportunity" for such purposes; and (c)
                                    Section 10.2(a) (to the extent of any equity for carriage deals) will continue to apply in favor of the Subsidiary, treating all cable systems owned by TWE-A/N as "other TWE Systems" and all cable systems owned by the Subsidiary as "Partnership Systems." In addition, Sections 4 and 5 [Future Foreign Cable Investments and Treatment of Foreign Cable Investments] of the Letter Agreement dated April 1, 1995 between A/N and TWE will be deleted.

         Employee Matters:          The Subsidiary will not be permitted, or
                                    have the power, to become an employer or to establish benefit plans or arrangements. The
                                    Subsidiary will not assume any benefit plans or related assets or liabilities (E.G., pension) at the Closing. Instead, all of those assets and liabilities for the Selected Employees will be transferred to the A/N Group directly at Closing.(16) All costs and benefits for past and future

------------------------
16 The projected benefit obligation ("PBO") of all participants in the TWE-A/N Pension Plan (the "PENSION PLAN") will be determined as of the Closing, and at Closing the A/N Group will assume the PBO, and all other pension obligations, in respect of the Selected Employees. The fair value of the assets of the Pension Plan as of the Closing shall be divided between the Selected Business and the Residual Business at Closing so that the ratio of the fair value of the assets of the Pension Plan allocated to the employment arrangements of current or former
                                    Selected Employees, and the administration thereof, will be the sole responsibility of A/N; and all costs and benefits for past and future employment arrangements of current or former employees of the Residual Business, and the administration thereof, will be the sole responsibility of the Residual Business.

                                    Except as otherwise provided in this term sheet, from and after Closing, none of the TWE Group or their respective ERISA affiliates (including for this purpose the Subsidiary) will be responsible for any

------------------------
     Selected Business to the fair value of the total assets of the Pension Plan is the same ratio as the PBO of the Pension Plan with respect to the Selected Employees to the total PBO of all participants in the Pension Plan; provided, that neither the Residual Business nor the Selected Business will be allocated either more of the Pension Plan assets than is permitted under Section 414(l) of the Internal Revenue Code or less than the amount of Pension Plan assets required by that section. In the event that the proviso in the preceding sentence results in either Business being allocated, as of the Closing, an amount of Pension Plan assets different than the amount of Pension Plan assets (the "PBO ASSET SHARE") it would have been allocated but for such proviso: (i) if the assets so allocated to the Selected Business on the Closing are less than its PBO Asset Share on the Closing, a positive adjustment as between the A/N Group and the TWE Group, in an amount equal to the shortfall, shall be made in favor of the A/N Group as of the Closing and (ii) if the assets so allocated to the Selected Business on the Closing are greater than its PBO Asset Share on the Closing, a positive adjustment as between the A/N Group and the TWE Group, in an amount equal to the excess, shall be made in favor of the TWE Group as of the Closing; any required adjustment in favor of the TWE Group shall be satisfied through the assumption and immediate discharge of additional debt of the TWE Group by the A/N Group (similar to Assumed Debt discharged at the Debt Closing Date) and any required adjustment in favor of the A/N Group shall be satisfied through the payment of cash, in each case without any special adjustment for taxes. All determinations are to be made by the Pension Plan's current actuaries, subject to review by A/N's actuaries. The Pension Plan assets allocated to the Selected Business shall be transferred to A/N's tax-qualified pension plan at Closing, or as soon thereafter as practicable (adjusted for subsequent investment experience, benefit payments, etc...).

                                    costs or liabilities (including, without limitation, under any bonus, severance, change of control, retirement, pension, health, bonus or other benefits arrangements) to or in respect of any current or former Selected Employees; and none of the A/N Group or their respective ERISA affiliates will be responsible for any costs or liabilities (including, without limitation, under any bonus, severance, change of control, retirement, pension, health, bonus or other benefits arrangements) to or in respect of any current or former employees of the Residual Business.

                                    From the Selection Date until the first
                                    anniversary of the Closing Date, none of the members of the TWE Group which are engaged in the operation of cable television systems (the "TWE CABLE GROUP") including, for purposes hereof, all employees of the AOL Time Warner Interactive Group, will hire or solicit Selected Employees (other than for the benefit of the Selected Business prior to Closing), and none of the members of the A/N Group which are engaged in the operation of cable television systems (the "A/N CABLE GROUP") will hire or solicit employees of the TWE Cable Group, including, for purposes hereof, all employees of the AOL Time Warner Video Interactive Group. Promptly after the date hereof, the parties intend to negotiate in good faith an appropriate employee matters agreement to facilitate an orderly transfer of employment, the transfers contemplated hereby and a smooth transition to follow-on benefit programs. The parties intend as part of such agreement, without cost to the TWE Group: (i) to provide for the transfer to an A/N 401(k) plan of the 401(k) plan accounts of employees inthe Florida Pook in a way that complies with law and that will allow a continuing investment option with respect to AOLTW securities (at least to the extent those accounts are invested in such securities at the time of transfer); and (ii) to transfer the deferred compensation program (including related accounts) presently maintained for selected executives in the Florida Pool so as to allow that program to continue for those selected executives without interruption.

         A/N Information Rights:    A/N will have access to all information
                                    regarding the Selected Business, its
                                    operations and employees. A/N will also be entitled to receive internal memoranda from TWC's corporate staff to the division presidents of the Selected Business through the Closing Date. A/N shall have no rights with respect to the Residual Business for the period after the Effective Date;
                                    provided that A/N shall have the right to copies of contracts that bind the A/N Group.

                                    In addition, A/N's rights regarding tax
                                    information, reports (including Form K-1s) and returns for the Residual Business following the Effective Date will be eliminated (to reflect the fact that at the Effective Date A/N will be treated as having withdrawn from TWE-A/N for tax purposes). Provision will be made for the parties to cooperate with respect to tax audits and other tax matters after Closing.

         A/N True-Up Right:         Other than the consent decree true-up in
                                    paragraph 7 of the true-up letter, the
                                    true-up rights of A/N regarding affiliated transactions will be eliminated effective immediately. Accordingly, Section 3.4
                                    (except as contemplated above under the
                                    heading "New Affiliated Programming") and
                                    Section 8.6 of the existing TWE-A/N
                                    Partnership Agreement are hereby being
                                    deleted (as are all "Value Diminution"
                                    provisions, which are being deleted as part of the elimination of the existing Sections
                                    8.1, 8.2 and 8.3, as described above under "Exit Rights"). Existing true-up claims, if any, have been resolved by the parties as part of these negotiations.

         Partnership Allocations    Amendment #1 will provide that TWE-A/N's
         and Distributions:         books will be closed on the day immediately
                                    preceding the Effective Date, and it will amend the provisions regarding the allocation of tax items (Section 5) as appropriate to reflect terms expressed in this term sheet (i.e. allocations to follow tracking economics).

                                    Amendment #1 will provide that after the Effective Date, distributions
                                    ("Pre-Effective Date Tax Distributions") will be made to the Partners in accordance with the existing Partnership Agreement, which shall equal the tax distributions that would be made to the Partners pursuant to the existing Partnership Agreement with respect to the period ending on the day immediately preceding the Effective Date (other than with respect to taxes arising as a result of transactions contemplated by the Transaction Documents that would have been reflected in the calculation of Restructuring Indebtedness and/or Excess Tax Amount Indebtedness). Such distributions paid to A/N will be debited to the I/C Account.

                                    During the period beginning on the Effective
                                    Date and ending on the Debt Closing Date, TWE-A/N will make distributions to A/N (in addition to A/N's share of the Pre-Effective Date Tax Distributions) with respect to income taxes arising from taxable income generated by the Selected Business for the period beginning on the Effective Date and ending on the Debt Closing Date (other than with respect to taxes arising as a result of transactions contemplated by the Transaction Documents that would have been reflected in the calculation of Restructuring Indebtedness and/or Excess Tax Amount Indebtedness). Such distributions will also be debited to the I/C Account.

                                    For the avoidance of doubt it is expressly understood that TWE-A/N shall be permitted from and after the Effective Date to make such distributions to TWE or Paragon as TWE or Paragon, respectively, requests in its sole judgment (other than distributions from or of the Selected Business prior to Closing or of the Subsidiary after Closing).

         Indemnification:           Section 13 of the existing TWE-A/N
                                    Partnership Agreement will be supplemented to provide for an indemnity by the Subsidiary and A/N in favor of TWE-A/N and its affiliates substantially similar to the indemnity in Section 13.1 and A/N will provide an indemnity for actions by the Subsidiary that are not expressly authorized by TWE-A/N substantially similar to the indemnity in
                                    Section 13.2. Moreover, the existing
                                    indemnities will be modified so that A/N and the Subsidiary will not be required to indemnify TWE or TWE-A/N with respect to the Residual Business and so that the Subsidiary, as well as A/N, will expressly benefit from the indemnities from TWE-A/N and TWE in respect of the Residual Business.

         Transfer Restrictions:     Until a final restructuring pursuant to the
                                    Exit Rights provisions described above, TWE and A/N will remain subject to the transfer restrictions in the existing TWE-A/N
                                    Partnership Agreement and Parents Agreement.

         ROFO: Section 8.4 and Section 8.5 of the existing TWE-A/N Partnership Agreement will become applicable to the Subsidiary as well as A/N (treating the Effective Date as the distribution date of the A/N Asset Pool for purposes of Section 8); provided that
                                    Section 8.4 will be modified so that the restrictions on A/N's ability to contribute its Asset Pool to a Contribution Entity shall expire on 1/1/05 (i.e. the "later of" provision in (x) shall be eliminated).

                                    The existing TWEAN Partnership Agreement shall be amended to add a new Section 8.6, which shall give to AOLTW an additional right of first offer (the "Section 8.6 ROFO") (which, for the avoidance of doubt, shall continue to apply following a final Restructuring unless waived in accordance with its terms), as follows: During the 30-day period immediately following each of the 1st, 7th, 13th, and 19th anniversaries of the Advance/Newhouse Put Event (as defined in
                                    Section 9 of the existing TWEAN Partnership
                                    Agreement), A/N may, if it wishes to sell any Transfer Assets (as defined in Section
                                    8.5 of the existing TWEAN Partnership
                                    Agreement) in a transaction otherwise
                                    subject to the ROFO in such Section 8.5, trigger a special sale process described below (the "Special Sale Process") by delivering a notice to TWE (a "Special Sale Notice"). The Special Sale Notice shall specify all of the information required under Section 8.5(b) (other than clause (i) thereof) of the existing TWEAN Partnership Agreement to be specified in an Offer Notice (including without limitation the types of currency and whether the sale is to be taxable or tax deferred), and the types of currency and other terms permitted to be specified therein shall be limited to the types permitted to be specified under
                                    Section 8.5(b). Within 60 days following the delivery by A/N of the Special Sale Notice to TWE, an appraiser engaged in accordance with the provisions described in Section 9(h) of the existing TWEAN Partnership Agreement (the "Appraiser") shall determine the Transfer Asset Price, which means the fair market value, as of the date of valuation, of the Transfer Assets (including any Beneficial Assets or Subsidiary Beneficial Assets included therein) assuming a private market sale of the Transfer Assets as an ongoing business to an unrelated third party. The determination of the Transfer Asset Price shall also take into account the types of currency (and terms of payment, if applicable) specified by A/N in the Special Sale Notice and whether such sale transaction is to be taxable or tax deferred. The parties shall be entitled to the same entitlements and obligations with respect to information shared with the Appraiser as are specified in the last sentence of Section 9(d)(i) of the existing TWEAN Partnership Agreement. A/N also agrees to cooperate with the Appraiser's request for information regarding the Transfer Assets to the same extent as required of TWE by Section 9(d)(iii) of the existing TWEAN Partnership Agreement (and to provide copies to TWE to the same extent as required thereunder to A/N). Within 60 days engagement of the Appraiser, the Appraiser shall determine the Transfer Asset Price.

                                    Upon receipt of such determination, A/N
                                    shall have the right to terminate the
                                    Special Sale Process, in which event the Transfer Assets shall not be sold pursuant to the Section 8.6 ROFO, and A/N shall pay 100% of the fees and costs of the Appraiser (notwithstanding Section 9.1(h)). If A/N does not terminate the Special Sale Process, then upon the expiration of the foregoing 20-day period, TWE will have the right to purchase the Transfer Assets in accordance with the procedures set forth in Section 8.5 of the existing TWEAN Partnership Agreement that would be applicable, treating the date of determination as the date of delivery of the Offer Notice thereunder and the Transfer Asset Price as the price specified in the Offer Notice (together with the other terms of specified in the Special Sale Notice) as the offer specified in the Offer Notice (the "Deemed Offer"); provided that solely for this purpose TWE shall be deemed not to be entitled to make a counter-offer as contemplated by Section 8.5(c) and all corresponding references to such shall be treated as if TWE had not made a counter-offer in this Special Sale Process; provided further that solely for this purpose A/N shall not be obligated to comply with Section 8.5(d) and such Deemed Offer shall be considered a "Pre-Bid Offer Notice" for purposes of this Special Sale Process. For the avoidance of doubt, if TWE does not accept, within the time period set forth in
                                    Section 8.5(c), the Deemed Offer, then A/N may not, within 180 days of such non-acceptance, dispose of the Transfer Assets except in compliance with this Special Sale Process; PROVIDED, that if A/N does not sign definitive agreements for the sale of the Transfer Assets within 180 days of such-non-acceptance, then the provisions of Section 8.5 in the existing TWE-A/N Partnership Agreement shall be applicable to any such disposition (i.e. A/N would be required to send an Offer Notice and trigger the existing ROFO) until the time periods for triggering the Special Sale Process again become applicable, in which case A/N could, if it wished, trigger such process with a new Special Sale Notice. For the avvoidance of doubt, any disputes arising under this Section 8.6 ROFO of the types covered by Section 8.5(g) of the existing TWEAN Partnership

                                    Agreement shall be resolved through dispute resolution mechanisms similar to those in
                                    Section 8.5(g) of the existing TWEAN
                                    Partnership Agreement.

         A/N  Put Right:            The existing TWE-A/N Partnership Agreement
                                    will be modified to delete Section 9 (i.e.
                                    A/N's put right will be eliminated).

REGULATORY COMPLIANCE:              The parties agree to effectuate this
                                    transaction in compliance with local
                                    franchises, FCC regulations and other
                                    applicable laws and regulations. The parties also acknowledge and agree that the Selected
                                    Business and the Subsidiary will continue to operate in compliance with the consent decrees and other regulations applicable to TWE Cable and its affiliates. A/N will continue to be provided with reports submitted by the TWE Group with respect to consent decrees (redacted as necessary with respect to matters not applicable to the Selected Business) and will be notified sufficiently in advance of any new consent decrees applicable to TWE Cable and its affiliates so that A/N may protect its interest and, if it chooses, exercise and complete its restructuring rights so as not to be subject to such new consent decrees.